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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of

Tele-Communications, Inc.:



     We consent to the incorporation by reference in the Registration Statement (Nos. 333-28613 and 28613-01) on Form S-4, as amended, of Tele-Communications, Inc. and TCI Music, Inc. of our report, dated March 24, 1997, relating to the combined balance sheets of Liberty Media Group as of December 31, 1996 and 1995, and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus included within the Registration Statement.



                                                /s/ KPMG Peat Marwick LLP

                                            ------------------------------------
                                                   KPMG Peat Marwick LLP

Denver, Colorado

June 11, 1997